UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 19, 2013

LINN ENERGY, LLC
(Exact name of registrant as specified in its charters)

Delaware	000-51719	65-1177591
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation or organization)

600 Travis, Suite 5100
Houston, Texas	77,002
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:  (281) 840-4100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

     Purchase and Sale Agreement

On September 11, 2013, Linn Energy, LLC (the “Company”) entered into, through one of its wholly-owned subsidiaries, a definitive purchase agreement to acquire certain oil and natural gas properties located in the Permian Basin for a contract price of $525 million, subject to closing conditions (the “Acquisition”). The Company anticipates that the Acquisition will close during the fourth quarter of 2013 and will be financed primarily with proceeds from a committed term loan to be entered into at closing. There can be no assurance that all of the conditions to closing the Acquisition will be satisfied.

A copy of the press release announcing the Acquisition is attached to this Report as Exhibit 99.1 and is incorporated into this Item 1.01 by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibit.

99.1	Press Release of Linn Energy, LLC dated September 12, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

LINN ENERGY, LLC

Date: September 19, 2013	By	/s/ CANDICE J. WELLS
Candice J. Wells
Corporate Secretary